UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2013 (June 14, 2013)

PREMIER POWER RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100

El Dorado Hills, CA 95762

(Address of Principal Executive Offices)

(916) 939-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 13, 2013, the registrant and Rupinvest, a Luxembourg corporation and 100% owned by the registrant (“Rupinvest”) completed a purchase transaction under a Share Purchase Agreement ("SPA") with FPA srl, an Italian corporation (“FPA”), under which FPA purchased 100% of the equity ownership of Premier Power Italy S.p.A. (“Premier Power Italy”), from Rupinvest in exchange for the 2,547,126 shares of the registrant’s common stock and two hundred and fifty thousand Euros. The SPA originated in December 2012, however agreement to return of shares had not occurred as of June 2013. Effective June 13, 2013, the Company consummated a second agreement to provide that (i), within 60 days from June 13, 2013, FPA complete the purchase of 2,547,126 shares of the registrant’s common stock from a known seller and (ii) deliver the stock certificate(s) representing such shares to the registrant’s transfer agent for the specific purpose of canceling such shares.

A copy of the agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 30, 2013, the registrant completed the disposition of Premier Power Italy S.p.A., which was previously owned by Rupinvest, a wholly owned subsidiary of the registrant. Item 1.01 is hereby incorporated by reference in this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Miguel de Anquin, the registrant’s Chief Financial Officer, President and Corporate Secretary resigned from his position effective June 30, 2013 or earlier at Company discretion.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Exhibit Description

10.1	Share Purchase Agreement between Premier Power Renewable Energy, Inc., Rupinvest, and FPA srl, dated June 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: June 21, 2013	By:	/s/ Francesco Marangon
Francesco Marangon Chief Executive Officer